EXHIBIT 10.3

                                   AMENDMENT NO. 2
                                         TO
                                 EMPLOYMENT AGREEMENT


               This  Amendment  No. 2 to Employment Agreement is made as of the 1st day of November, 1997, by and between Stewart Enterprises, Inc., a Louisiana corporation (the "Company"), and Raymond C. Knopke, Jr. (the "Employee").

                                 W I T N E S S E T H:

               WHEREAS, the Company has entered into an Employment Agreement with the Employee dated as of January 1, 1997, as amended by Amendment No. 1 to Employment Agreement dated as of January 1, 1997 (as amended, the "Employment Agreement"); and

               WHEREAS, the Company has approved, effective November 1, 1997, an increase in the Employee's maximum bonus to $200,000.

               NOW THEREFORE, the Company and the Employee agree as follows:

               Article II Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

                    2.  Bonus.  For the period beginning November
               1, 1996 and ending October 31, 1997, the Employee shall be eligible to receive a bonus (the "Bonus") of up to $150,000. For the period beginning November 1, 1997, the maximum Bonus shall be increased to $200,000 per fiscal year of the Company ("Fiscal Year"). Such Bonus shall be comprised of two elements, the quantitative element and the qualitative element:


                         (a) The quantitative element shall  be  equal
               to 75% of the maximum Bonus and shall be based on the attainment of certain goals to be established by the Company's Compensation Committee and Employee.

                         (b) The qualitative  element  shall be 25% of
               the maximum Bonus and shall be awarded at the discretion of the President. The President and Employee shall establish incentive goals and other criteria for the award of the qualitative element.

                    The Bonus  shall  be paid in cash no later than 30
               days following the filing of the Company's annual report on Form 10-K for the Fiscal Year in which the Bonus has been earned.


               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and signed as of the date indicated above.

                                          STEWART ENTERPRISES, INC.


                                          By: /s/ James W. McFarland
                                             ---------------------------------
                                               James W. McFarland
                                               Compensation Committee Chairman


                                             EMPLOYEE:

                                               /s/ Raymond C. Knopke, Jr.
                                              --------------------------------
                                                 Raymond C. Knopke, Jr.